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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 MARCH 29, 2005
                                (Date of Report)

                                 MARCH 25, 2005
                        (Date of Earliest Event Reported)

                             ORGANIC SOILS.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)


               NEVADA                333-57946            88-0448626
  (State or other jurisdiction    Commission File    (IRS Employer I.D. No.)
       of  incorporation)             Number

               300 EAST 54TH AVE., SUITE 202, ANCHORAGE, AK  99518
                    (Address of Principal Executive Offices)

                                 (415) 387-7500
                         (Registrant's Telephone Number)

                                 NOT APPLICABLE.
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-    Written  communications  pursuant  to Rule 425 under the Securities Act (17
     CFR  230.425)

-    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  1.01  MATERIAL  DEFINITIVE  AGREEMENT

On March 25, 2005, Organic Soils.com, Inc. signed a definitive agreement to acquire all of the issued and outstanding common stock of Inhibetex
Therapeutics, Inc. in a tax free exchange. Closing is contingent upon completion of final documentation necessary to close the transaction which is anticipated to occur mid April.

Under  the  terms  of  the  definitive  agreement,  Organic Soils.com will issue
11,128,000 shares of common stock to the stockholders of Inhibetex in exchange for 100% of the issued and outstanding shares of Inhibetex. As a result, following closing of the transaction, a total of 13,451,000 shares of Organic
Soils.com would be issued and outstanding. In addition, immediately prior to closing, Organic Soils will divest, wind-down or otherwise dispose of its current business operations.

Inhibetex Therapeutics is a nominally capitalized development stage company focused on biotechnology research, development and potential commercialization of technologies and products for new cancer therapeutic agents and cancer fighting drugs called targeted therapies. The initial focus of the company's research is a protocol to investigate the effect of PKC isozymes on the regulation of brain cancer cells, which Inhibetex has been funding since October
2004.

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

EXHIBIT NO.  TITLE
-----------  ----------------------------------------------------------------------

1             Agreement and Plan of Reorganization between Organic Soils.com, Inc.
              and Inhibetex Therapeutics, Inc.



                                   SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             ORGANIC SOILS.COM, INC.




DATE:  March  29,  2005


                             By: /s/ Ray  L.  Smith
                             -------------------------
                             Ray  L.  Smith
                             Chief  Executive  Officer


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